SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) May 5, 2000
                                                _________________________


                          ON STAGE ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)


         Nevada   ____                0-92402                  88-0214292
(State or Other Jurisdiction    (Commission File No.)       (I.R.S. Employer
     of Incorporation)                                      Identification No.)


                 4625 West Nevso Drive, Las Vegas, Nevada 89103
               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code    (702) 253-1333           _


                                      N/A
________________________________________________________________________________
         (Former Name or Former Address, if Changed Since Last Report.)


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Item 5.   Other Events

     On May 5, 2000, On Stage Entertainment, Inc. (the "Company") issued a press release announcing that it has entered into a partial settlement with its first mortgage lender, Imperial Credit Commercial Mortgage Investment Corp. ("ICCMIC"), pursuant to which the Company agreed not to take measures to prevent ICCMIC from foreclosing upon the Fort Liberty and King Henry's Feast theaters in exchange for: (1) an aggregate credit of $9.0mm for its Fort Liberty ($3.0mm), King Henry's Feast ($4.0mm) and Legends in Concert Surfside Beach ($2.0mm) theaters; and (2) a thirty (30) day extension of time during which ICCMIC has agreed: (i) to forego collection on its deficiency judgment in Nevada; and (ii) to extend the foreclosure date on the Legends in Concert Surfside Beach theater. Additionally, the Company has orally agreed with ICCMIC to temporarily operate the King Henry's and Fort Liberty Theaters for an indefinite period of time and has engaged in active negotiations with ICCMIC to resolve the issue of the deficiency judgment. However, there can be no assurance that: (1) ICCMIC will allow the Company to continue to operate the theaters for any definite period in the future; (2) the Company will be successful in negotiating a final settlement with ICCMIC to resolve the remaining issue of the deficiency judgment; and/or
(3) ICCMIC will not pursue collection on the deficiency judgment after June 1, 2000.

     A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.   Financial Statements and Exhibits

          The following exhibit is filed as part of this Current Report on Form 8-K.

         Exhibit No.                Description

         99.1                       Press release dated May 5, 2000


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 5, 2000                ON STAGE ENTERTAINMENT, INC.
                                 (Registrant)


                                  By: /s/ John W. Stuart
                                     ________________________________
                                         John W. Stuart
                                         Chairman of the Board and
                                         Chief Executive Officer

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                                  EXHIBIT INDEX


Exhibit No.                Description

99.1                       Press release dated May 5, 2000